For Immediate Release
Eagle Pharmaceuticals, Inc. Reports Second Quarter 2016 Results
-- Bendeka market share grows to 80% --
-- Positive FDA meeting on Ryanodex for EHS --
-- Eagle purchases Ryanodex royalty --
-- Announces $75 million share repurchase program --
-- Q2 EPS increases to $0.84 per basic and $0.80 per diluted, Total Revenue $40.9 million --
WOODCLIFF LAKE, N.J.—August 9, 2016—Eagle Pharmaceuticals, Inc. (“Eagle” or “the Company”) (Nasdaq: EGRX) today announced its financial results for the three- and six-months ended June 30, 2016. Highlights of and subsequent to the second quarter of 2016 include:
Business Highlights:

•	Bendeka® total market share rose to 80%, as of Aug 5, 2016;

•
US Food and Drug Administration (“FDA”) determined that no additional human safety and efficacy data is required for the submission of Eagle’s New Drug Application (“NDA”) for Ryanodex® for the treatment of exertional heat stroke (“EHS”), further confirming that a hybrid development program comprised of clinical data from EHS patients and positive preclinical data from animal studies constitutes an adequate regulatory pathway for the NDA submission;

•	Eagle reduced royalty payments owed for Ryanodex from 15% to 3% for a purchase price of $15 million in cash;

•	Discussions with the FDA regarding the design of a human study for RTU bivalirudin are underway;

•	Michael Graves appointed Chairman of the Board of Directors, Douglas Braunstein and Robert Glenning joined the board; and,

•	Eagle’s Board of Directors authorized a share repurchase program of up to $75 million in Eagle stock.
Financial Highlights:

•	Total revenue was $40.9 million during the second quarter of 2016 compared to $6.0 million for the three months ended June 30, 2015;

•	Product sales increased to $9.6 million during the second quarter of 2016 compared to $3.7 million for the three months ended June 30, 2015;

•	Sales of Ryanodex grew 81% quarter over quarter to $3.4 million during the second quarter of 2016;

•
Net income was $13.1 million, or $0.84 per basic and $0.80 per diluted share, compared to a net loss of $8.2 million, or $(0.53) per basic and diluted share, for the three months ended June 30, 2016 and 2015, respectively; and,

•	Cash and cash equivalents were $75.6 million and accounts receivable were $52.0 million as of June 30, 2016.
“During the quarter, we gained clarity on Bendeka and its associated cash flows through 2019. And, we are confident in our ability to continue to drive growth beyond 2019. Our meeting with the FDA provides us with an agreement for Ryanodex expansion. And, our Company’s cash position allows us to optimize the deployment of capital for our shareholders, a process we have already begun. With our new board in place, we are well positioned to take full advantage of the opportunities before us,” said Scott Tarriff, President and Chief Executive Officer of Eagle Pharmaceuticals.
“Bendeka now commands 80% of a branded market and will be an important earnings driver through at least 2019. With Eagle’s right to launch our bendamustine 500mL formulation at any time and the right, under certain circumstances, to take back Bendeka in 2019, we believe our bendamustine franchise will be a solid contributor to Eagle’s growth for many years to come,” added Tarriff.
“Likewise, we are excited about the potential of our pipeline to drive value beyond 2020. We expect the Ryanodex portfolio to be a key contributor to our growth. The FDA’s determination that the pivotal study we conducted on EHS patients combined with the clinical animal studies we are working on now will be sufficient to complete our NDA submission means that, if approved, Ryanodex for EHS could be on the market as early as next year, assuming the animal studies are successful. In parallel, we continue to explore additional indications for Ryanodex in the treatment of Ecstasy and methamphetamine intoxication, and are advancing multiple other product candidates through the development process, each of which could open up significant new markets for us,” added Tarriff.
“As Eagle transitioned to a fully commercial company, we were able to grow our cash position significantly without incurring any debt. We are committed to deploying our excess capital prudently. As such, we signed an agreement that reduces our royalty obligations for Ryanodex. Eagle’s board has also approved the purchase of up to $75 million in Eagle’s stock. We will continue to evaluate opportunistic ways to invest our capital, reflecting our commitment to maximizing the value of our formulations and ensuring the long term earnings potential of the business,” concluded Tarriff.

Second Quarter 2016 Financial Results
Total revenue for the three months ended June 30, 2016 was $40.9 million, as compared to $6.0 million for the three months ended June 30, 2015. A summary of total revenue is outlined below:

	Three Months Ended June 30,		Increase
	2016	2015

Product sales	$9,607	$3,730	$5,877
Royalty income	31,311	2,272	29,039
Total revenue	$40,918	$6,002	$34,916
Product sales increased $5.9 million to $9.6 million driven by increases in Bendeka, Non-Alcohol Docetaxel Injection, Argatroban, and Ryanodex net product sales, offset by a decrease in net product sales of diclofenac-misoprostol. Royalty income increased $29.0 million to $31.3 million, as a result of the launch of Bendeka in January 2016.
Cost of revenue increased by $8.1 million to $11.5 million in the three months ended June 30, 2016 from $3.3 million in the three months ended June 30, 2015. This $8.1 million net increase resulted from $0.5 million in cost of revenue for Non-Alcohol Docetaxel Injection, an increase of $7.0 million related to the cost of Bendeka product sales, an increase of $0.5 million in cost of revenue for Ryanodex, and an increase of $0.1 million in cost of revenue for EP-1101.
Research and development expenses decreased by $2.2 million to $3.7 million in the three months ended June 30, 2016, compared to $5.9 million in the prior year quarter. The decrease is due to a decrease in spending on bivalirudin and cost reimbursement for Bendeka, offset by an increase in spending for the successful completion of the clinical treatment portion of the safety and efficacy study of Ryanodex for exertional heatstroke, an increase in project spending for pemetrexed, and investment in other pipeline projects.
SG&A expenses increased $6.9 million to $12.1 million in the second quarter of 2016 compared to $5.1 million in the three months ended June 30, 2015. Personnel-related expenses accounted for the bulk of the $7.0 million increase and were due to overall expansion of the business.
Net income for the second quarter was $13.1 million, or $0.84 per basic share and $0.80 per diluted share, compared to a net loss of $8.2 million, or $0.53 per basic and diluted share in the three months ended June 30, 2015, as a result of the factors discussed above.
Liquidity
As of June 30, 2016, the Company had $75.6 million in cash and cash equivalents; $52.0 million in receivables, with approximately $40 million due from Teva Pharmaceutical Industries Ltd. (“Teva”); $202.7 million in additional paid in capital; $107.8 million in stockholders’ equity; and no debt.

Events Subsequent to the End of the Second Quarter
Eagle purchased the majority of the royalty obligation on Ryanodex net sales, reducing its obligation from 15% to 3% in exchange for $15 million in cash.
Changes in the structure of Eagle’s shareholders’ stock holdings, which occurred in the second quarter of 2016 may trigger how Eagle utilizes accumulated Net Operating Losses (“NOL”). Eagle is evaluating whether or not these changes have, or soon will, trigger a technical change of control, as it is defined in Section 382 of the Internal Revenue Code. Upon a Section 382 change of control, the Company is required to amortize NOL utilization. How the Company utilizes accumulated NOL of approximately $99 million may be impacted by the outcome of this process. Eagle’s preliminary assessment is that the Company is close to a technical change of control. We estimate that should the Company be required to amortize NOL, there will be a cash impact of approximately $10 million incurred over the next few quarters.
On August 2, 2016, the Board of Directors has approved a share repurchase program, under which Eagle may repurchase up to $75 million of its outstanding common stock. The repurchase program has no time limit and may be suspended for periods or discontinued at any time. Repurchases under the program will be made from time to time on the open market at prevailing market prices or in privately negotiated transactions in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, as determined by management and the Board of Directors in their discretion and subject to market conditions, applicable legal requirements, and other relevant factors.

Conference Call
As previously announced, Eagle management will host its second quarter conference call as follows:

Date	Tuesday, August 9, 2016
Time	8:30 A.M. EDT
Toll free (U.S.)
International	785-424-1675
Webcast (live and replay)	www.eagleus.com, under the “Investor Relations” section

A replay of the conference call will be available for one week after the call's completion by dialing 800-388-6509 (US) or 402-220-1111 (International) and entering conference call ID EGRXQ216. The webcast will be archived for 30 days at the aforementioned URL.

About Eagle Pharmaceuticals, Inc.
Eagle is a specialty pharmaceutical company focused on developing and commercializing injectable products that address the shortcomings, as identified by physicians, pharmacists and other stakeholders, of existing commercially successful injectable products. Eagle’s strategy is to utilize the FDA's 505(b)(2) regulatory pathway. Additional information is available on the company’s website at www.eagleus.com.
Forward-Looking Statements
This press release contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities laws. Forward-looking statements are statements that are not historical facts. Words such as “determined,” “confirming,” “underway,” “forward,” “ramping up,” “agreement,” “allows,” “well positioned” “expect” “will,” “may,” “potential,” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding future events including, but not limited to: the lack of a need for human safety and efficacy data for the submission of an NDA for Ryanodex and the adequacy of the regulatory pathway and ability to complete an NDA submission; the Company's share repurchase authorization and timing and ability to repurchase shares of the Company's common stock under a share repurchase program; the business path forward for the Company beyond 2020; future sales of Bendeka and the potential for competition from generic entrants into the market; the label expansions of Ryanodex to treat EHS patients and for the treatment of ecstasy and methamphetamine intoxication; the strength of the Company’s cash position and the ability to optimize the deployment of capital and take advantage of market opportunities; the potential for the Company’s product pipeline to drive value beyond 2020; the contribution of the Ryanodex portfolio to the Company’s growth; the timing of Ryanodex for EHS entering the market; and the advancement of the Company’s product candidates through the development process and the ability to access significant new markets. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond Eagle’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Such risks include, but are not limited to: whether our animal studies will support the safety and efficacy of Ryanodex for the treatment of EHS and ecstasy and methamphetamine intoxication; whether the FDA will ultimately approve Ryanodex for these indications; whether the Company will adequately evaluate and respond to the FDA’s Complete Response Letter on RTU bivalirudin; fluctuations in the trading volume and market price of shares of the Company's common stock, general business and market conditions and management's determination of alternative needs and uses of the Company's cash resources which may affect the Company's share repurchase program; the success of our commercial relationship with Teva and the parties’ ability to work effectively together; whether Eagle and Teva will successfully perform their respective obligations under the license agreement; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; the outcome of litigation involving any of our products or that may have an impact on any of our products, successful compliance with FDA and other governmental regulations applicable to product approvals, manufacturing facilities, products and/or businesses; general economic conditions; the strength and enforceability of our intellectual property rights or the rights of third parties; competition from other pharmaceutical and biotechnology companies; the timing of product launches; the successful marketing of our products; the risks inherent in the early stages of drug development and in conducting clinical trials; and other factors that are discussed in Eagle’s Annual Report on Form 10-K for the year ended December 31, 2015, and its other filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.
Investor Relations for Eagle Pharmaceuticals, Inc.:
Lisa M. Wilson
In-Site Communications, Inc.
T: 212-452-2793
E: lwilson@insitecony.com
-- Financial tables follow –

EAGLE PHARMACEUTICALS, INC. CONDENSED BALANCE SHEETS (In thousands, except share and per share amounts) (unaudited)
	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$75,563	$79,083
Accounts receivable	52,027	26,267
Inventories	6,363	15,042
Prepaid expenses and other current assets	1,546	1,865
Total current assets	135,499	122,257
Property and equipment, net	2,813	2,205
Intangible assets, net	10,960	—
Other assets	94	143
Total assets	$149,366	$124,605
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,431	$3,857
Accrued expenses	23,336	24,405
Current portion of contingent consideration	1,012	—
Deferred revenue	—	6,000
Total current liabilities	35,779	34,262
Contingent consideration, less current portion	5,753	—
Commitments and contingencies
Stockholders' equity:
Preferred stock, 1,500,000 shares authorized and no shares issued or outstanding as of June 30, 2016 and December 31, 2015	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized; 15,636,387 issued and outstanding as of June 30, 2016 and December 31, 2015	15	15
Additional paid in capital	202,729	197,440
Accumulated deficit	(94,910)	(107,112)
Total stockholders' equity	107,834	90,343
Total liabilities and stockholders' equity	$149,366	$124,605

EAGLE PHARMACEUTICALS, INC. CONDENSED STATEMENTS OF OPERATIONS (In thousands, except share and per share amounts) (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Revenue:
Product sales	$9,607	$3,730	$23,729	$6,786
Royalty income	31,311	2,272	40,779	5,525
License and other income	—	—	6,000	30,000
Total revenue	40,918	6,002	70,508	42,311
Operating expenses:
Cost of revenue	11,473	3,348	26,062	9,296
Research and development	3,729	5,878	10,405	12,163
Selling, general and administrative	12,060	5,111	23,033	9,097
Gain on sale of asset	—	—	(1,750)	—
Total operating expenses	27,262	14,337	57,750	30,556
Income (Loss) from operations	13,656	(8,335)	12,758	11,755
Interest income	30	8	51	15
Interest expense	(3)	(3)	(4)	(4)
Total other income	27	5	47	11
Income (Loss) before income tax provision	13,683	(8,330)	12,805	11,766
Income tax (provision) benefit	(584)	153	(603)	(246)
Net Income (Loss)	$13,099	$(8,177)	$12,202	$11,520
Earnings attributable to common stockholders
Basic	$0.84	$(0.53)	$0.78	$0.77
Diluted	$0.80	$(0.53)	$0.74	$0.73
Weighted average number of common shares outstanding:
Basic	15,636,387	15,546,796	15,636,387	14,900,498
Diluted	16,466,020	15,546,796	16,526,596	15,876,397